UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): January 7, 2014

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, NC 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2014, Lime Energy’s Compensation Committee granted Messrs. Procell and Mistarz, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, the following bonuses for their performance during 2013:

	Cash	Value of Shares of Restricted Stock
C. Adam Procell President & Chief Executive Officer	$40,000	$80,000
Jeffrey Mistarz Chief Financial Officer	$30,000	—

The Committee approved the payment of these bonuses prior to the completion of the annual audit because it determined these bonuses based on criteria that are not dependent on the results of the audit

The restricted stock will be valued based on the closing price of the Company’s stock on January 6, 2014, which was $3.18 per share, and will vest in equal amounts on the last day of each of 2014, 2015 and 2016.  The restricted stock was granted pursuant to a restricted stock agreement under the Company’s 2008 Long-Term Incentive Plan, as amended.

The description of the terms of the restricted stock agreement is not intended to be complete and are qualified in their entirety by the complete text of the Form of Employee Restricted Stock Agreement filed as Exhibit B to Exhibit 10.1 to the Current Report on Form 8-K dated August 4, 2009, filed with the SEC on August 7, 2009.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Exhibits

10.1                                                                        Form of Employee Restricted Stock Agreement filed as Exhibit B to Exhibit 10.1 to the Current Report on Form 8-K dated August 4, 2009, filed with the SEC on August 7, 2009 incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: January 8, 2014	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer